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                                                                   EXHIBIT 10.20

                                    AGREEMENT

This Agreement is made this 21 day of October, 1999, by and between Mackie Designs Inc. ("Mackie"), a Washington corporation, and Jamie Engen ("Engen").

                                    RECITALS

A. Engen is the Chief Operating Officer of Mackie, having moved to Seattle from Vancouver, British Columbia to assume this position.

B. Mackie wishes to defray certain expenses incurred by Engen in such move and to assist Engen in relocating his family from Vancouver to the Woodinville, Washington area.

Based upon the above recitals, the parties promise and agree as follows:

1. COST REIMBURSEMENT: Engen has incurred out-of-pocket expenses with respect to the sale of his home in Vancouver totaling US$52,925. Mackie shall reimburse Engen for such costs upon execution and delivery of this Agreement.

2. LOAN: Mackie hereby loans the sum of $250,000 to Engen upon the following terms and conditions:

         2.1 Subject to the provisions of Section 2.4, the principal amount of the loan shall become due and payable in full on or before October 31, 2004, or upon the termination of Engen's employment with Mackie, whichever shall first occur;

         2.2 The loan shall bear no interest; and,

         2.3 The loan shall be secured by a deed of trust in a form satisfactory to Mackie upon any residence purchased by Engen in the United States, which deed of trust shall be not less than second in priority as to all other encumbrances upon the residence.

3. WASHINGTON LAW: This Agreement shall be construed under the laws of the State of Washington.

4. BINDING EFFECT: This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, personal representatives, heirs and/or assigns.

5. ATTORNEY'S FEES: In the event of any litigation arising out of this Agreement or any claimed breach thereof, the prevailing party in such litigation shall be entitled to


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recover his or its reasonable attorney's fees and reasonable costs of litigation
(including on appeal thereof), in addition to any other award or decree granted or given by the court.

6. TIME: Time is of the essence of this Agreement.

MACKIE DESIGNS INC.

By:  /s/ Buck Ferguson                  /s/ Jamie Engen
     --------------------------         --------------------------
      Title:  Director                  Jamie Engen


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